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                                                                 Exhibit 3(i)(a)

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:16 AM 05/11/1995
                                                              950104240 - 775645

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           PARK COMMUNICATIONS, INC.


          The Certificate of Incorporation for Park Communications, Inc., filed and recorded with the Secretary of State of the State of Delaware under the name of Park Broadcasting, Inc. on October 12, 1971, which Certificate of Incorporation was amended on August 23, 1983 for the purpose of effecting a change of name to Park Communications, Inc., shall be amended and restated in its entirety as follows:

          FIRST: The name of the corporation is Park Communications, Inc. (the
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"Corporation").

          SECOND: The address, including street, number, city and county, of the
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registered office of the Corporation in the State of Delaware is 32 Loockerman
Square, Suite L-100, City of Dover 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice Hall Corporation System, Inc.

          THIRD: The nature of the business and the purposes to be conducted and
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promoted by the Corporation, shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the Corporation
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shall have authority to issue is 300. The par value of the shares shall be one dollar ($1.00) per share. All such shares are of one class and are shares of Common Stock.

          FIFTH: The Corporation is to have perpetual existence.
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          SIXTH: The personal liability of the directors of the Corporation is
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hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          SEVENTH: The Corporation shall, to the fullest extent permitted by the
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provisions of Section 145 of the General Corporation Law of the State of
Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power

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to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          EIGHTH: From time to time any of the provisions of this Certificate of
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Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Eighth.

          IN WITNESS WHEREOF, this amended and restated Certificate of Incorporation has been executed by an authorized officer of the Corporation.


By:  ______________________________
     Wright M. Thomas
     President


Attest:

By:  ______________________________
     Randel N. Stair
     Assistant Secretary